Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in this Annual Report (Form ~10-K) of ~Bluegreen Corporation of our report dated April 26, 1996, except for Note 14 as to which the date is May 15, 1996 included in the 1996 Annual Report to Shareholders of ~Bluegreen Corporation.


We also consent to the incorporation by reference in ~(i) the Registration Statement (Form ~S-8 No. 33-26613) pertaining to the second amended and restated 1985 stock option plan of the Registrant and in the related Prospectus, ~(ii) the Registration Statement (Form ~S-8 No. 33~-16292) pertaining to the 1987 employee stock purchase plan of the Registrant and in the related Prospectus, ~(iii) the Registration Statement (Form ~S-8 No. 33-26614) pertaining to the 1988 outside directors stock option plan of the Registrant and in the related Prospectus, ~(iv) the Registration Statement (Form ~S-8 No. 33-48075) pertaining to the Registrant retirement savings plan and in the related Prospectus and ~(v) the Registration Statement (Form ~S-8 No. 33~-61687) pertaining to the amended 1988 outside directors stock option plan and the 1995 stock incentive plan of the Registrant and in the related Prospectus of our report dated April 26, 1996, except for Note 14 as to which the date is May 15, 1996, with respect to the consolidated financial statements of ~Bluegreen Corporation incorporated herein by reference for the year ended March 31, 1996.



West Palm Beach, Florida
June 18, 1996